SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement        |_|   Confidential, for Use of the
|_|   Definitive Proxy Statement               Commission Only (as permitted by
|_|   Definitive Additional Materials          Rule 14a-6(e)(2))
|X|   Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12


          PROMETHEUS INCOME PARTNERS, a California limited partnership
                (Name of Registrant as Specified in Its Charter)

           PROMETHEUS DEVELOPMENT CO., INC., a California corporation
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total Fee Paid:


|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
(2)   Form, Schedule or Registration Statement no.:
(3)   Filing Party:
(4)   Date Filed:

                        PROMETHEUS DEVELOPMENT CO., INC.

                               350 Bridge Parkway
                           Redwood City, CA 94065-1517
                                 (650) 596-5393

May 15, 2002

To the Limited Partners:

Prometheus Development Co., Inc., a California corporation, is continuing to pursue the proposed merger in which all of the outstanding limited partnership units of Prometheus Income Partners would be acquired by PIP Partners-General, LLC, an affiliate of your general partner, in an all-cash transaction. We anticipate that the final merger consideration to be offered will be at least the $1,714 in cash per unit previously announced. You can obtain the revised preliminary version of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission's website at www.sec.gov.

Once a definitive proxy statement relating to a proposed transaction has been filed with the Securities and Exchange Commission, it will be distributed to our limited partners. In such event, read the definitive proxy statement when you receive it because it will contain important information that expands upon and clarifies the information contained in this letter, including a detailed list of participants in the proxy solicitation, as well as their direct and indirect interests in the partnership. Upon request, the general partner will provide you for free with a definitive proxy statement (when available), our Annual Report on Form 10-K/A for the year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the period ended March 31, 2002. The definitive proxy materials and related documents also will be available for free at the SEC's website (www.sec.gov). As of the date hereof, we anticipate mailing definitive proxy materials to our limited partners by the end of the second quarter.

Of course, there is no assurance that the proposed merger will be consummated.

On behalf of your general partner, I thank you and appreciate your patience and consideration of these matters.

                                    Prometheus Development Co., Inc.,
                                       a California corporation



                                           /s/ John J. Murphy
                                    ------------------------------
                                    By:        John J. Murphy
                                    Title:     Vice President



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